Exhibit 99.1
Press Release Dated May 10, 2011

Two Rivers Secures Strategic Farm Assets

DENVER, May 9, 2011 – Two Rivers Water Company (OTC QB:TURV), a company focused on developing water rights and irrigated farmland in Colorado, has executed an agreement to acquire 1,500 acres of previously irrigated farm land which Two Rivers can now redevelop and apply water rights it had purchased earlier this year.

“Our acquisition and recombining of senior water rights with previously irrigated fertile farm ground reestablishes another independent profitable high yield farm.  Adding one farm at a time is the key to our business model,” said John McKowen, CEO of Two Rivers.  “Buying dispersed water and farm assets, at a discount because of enduring economic advantages Two Rivers possesses, allows us to grow our revenue and shareholder equity.”

Under the law in the West, the right to use water is owned by the first person to use the water for beneficial purpose, such as mining or irrigating farmland. If those rights are sold, the new owner must prove that the water had been used productively in the past. In the case of the water rights bought by Two Rivers, the water had been used to irrigate farmland last century.

“Applying these water rights to historically irrigated land currently out of production generates the multiples in value that are the foundation of our business model,” commented Gary Barber, Chief Operations Officer of Two Rivers.  “While we have fully committed these water rights to future municipal uses within Huerfano County, we can sustain excellent revenue from our farm operations and never permanently dry-up the fields.”

Two Rivers plans to grow organic alfalfa on the newly acquired 1,500 acres using water stored in Orlando Reservoir along with very senior direct flow water rights.  In the future, when demand for the water from municipalities comes on line, the farms will rotate the water usage in the fields as a component of prudent farm management.  The strategic location of this farm, nearly 2,000’ in elevation above Two River’s Undercliff Farm complex in Pueblo County, allows reuse of municipal water downstream.

“Our ability to capture, store and reuse water, delivered by gravity within the Huerfano river basin, provides us with the opportunity to optimize value for our shareholders,” said McKowen.  “As we develop these state-of-the-art farm operations, we are managing the tension between agricultural and municipal demand for water. Our “Farm to City” program will keep our farms irrigating while offering a viable alternative to the traditional buy-and-dry method of water transfer.”

Two Rivers began aggregating water and farmland assets in 2009. The company finances its irrigated farmland through convertible debt offerings secured by First Deeds of Trust on the water rights and irrigated land.  Each unit is developed as a stand-alone farm operation supported by the Two Rivers’ portfolio of water storage and delivery infrastructure.

This news release contains “forward-looking statements,” as that term is defined in Section 27A of the, United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future.  Actual results could differ from those projected in any forward-looking statements due to numerous factors.    Such factors include, among others, the inherent uncertainties associated with developing and acquiring land and water resources.  These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements.  Although we believe that the beliefs, plans, expectations and intentions contained in the press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate.

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